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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 7, 1995 and February 29, 1996 included in KCS Energy, Inc.'s Forms 10-K for the year ended September 30, 1995 and for the year ended December 31, 1995, respectively, and to all references to our Firm included in or made a part of this Registration Statement.




                                                           ARTHUR ANDERSEN LLP


New York, New York
April 17, 1996